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                            Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 20th Century 1995 Stock Option Plan of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of 20th Century Industries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





Los Angeles, California                                      Ernst & Young LLP
July 7, 1997